Exhibit 5




                                                                   July 30, 1999
Sequa Corporation
200 Park Avenue
New York, New York 10166

Dear Ladies and Gentlemen:

     We have acted as special counsel to Sequa Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (File No. 333-66035) under the Securities Act of 1933, as amended, which was declared effective on January 22, 1999 (the "Registration Statement"), pursuant to which the Company has issued and sold $500,000,000 aggregate principal amount of 9% Senior Notes due 2009 (the "Debt Securities"), to which Registration Statement this opinion shall be filed as an exhibit (capitalized terms used herein without definition have the meanings given such terms in the Registration Statement).

     We have examined (i) the Restated Certificate of Incorporation, as amended, and the Restated and Amended Bylaws of the Company, (ii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, resolutions, certificates of public officials and of representatives of the Company, (iii) the Registration Statement and schedules and exhibits thereto and (iv) such other documents and instruments that we have deemed necessary for the opinions hereinafter expressed.

     Based upon the foregoing, we advise you that, in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Debt Securities have been issued under an Indenture (hereinafter called the "Indenture") supplemented by a Securities Resolution (as defined in the Indenture) establishing the terms of the Debt Securities (forms of which are filed as exhibits to the Registration Statement).

     3. The Debt Securities have been duly authorized and, when authenticated by the Trustee in accordance with the provisions of the Indenture, will be duly issued and will constitute the legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except that enforceability of the Debt Securities may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.



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     We hereby consent to the filing of a copy of this opinion as an Exhibit to said Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Prospectus.

                                          Very truly yours,


                                          /s/ CAHILL GORDON & REINDEL
                                          ----------------------------------
                                          CAHILL GORDON & REINDEL